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                                  Exhibit 99.1

                                GB Holdings, Inc.

                           Indiana Avenue and Brighton
                             Atlantic City, NJ 08401


LETTER TO THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO TEMPORARY NOTE 3T



March 28, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549-0408

Ladies and Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, GB Holdings, Inc. has obtained a letter of representation from Arthur Andersen LLP ("Andersen") stating that the December 31, 2001 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit, availability of national office consultation, and availability of personnel at foreign affiliates of Andersen to conduct the relevant portions of the audit.

                                                Very truly yours,

                                                GB Holdings, Inc.



                                                Timothy Ebling
                                                Chief Financial Officer
                                                And Principal Accounting Officer